Exhibit (o)

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

POWER OF ATTORNEY

Each of the undersigned Trustees of State Street Navigator Securities Lending Trust (the “Trust”) hereby constitutes and appoints Chad Hallett, Ann Carpenter, Bruce Rosenberg, Joshua Weinberg, Esq., Andrew DeLorme, Esq., Jesse Hallee, Esq., and Khimmara Greer, Esq., and each of them with full powers of substitution, as his true and lawful attorney-in-fact and agent to execute in his name and on his behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Trust or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky law and/or corporate/trust laws of any state or other jurisdiction, the Commodity Futures Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure the Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Trust concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 20th day of September 2016.

SIGNATURE	TITLE

/s/George J. Sullivan, Jr.	Trustee
George J. Sullivan, Jr.

/s/Peter Tufano	Trustee
Peter Tufano